The Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-3 (No. 33-75750) and S-8 (No. 333-20727) of Kellstrom Industries, Inc. of our report dated March 10, 1997, relating to the balance sheets of Kellstrom Industries, Inc. as of December 31, 1996, and 1995, and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-KSB of Kellstrom Industries, Inc.


                                       KPMG Peat Marwick LLP


Ft. Lauderdale, Florida
March 31, 1997

[LOGO KPMG PEAT MARWICK LLP]

     Three Embarcadero Center
     San Francisco, CA 94111



                              Accountant's Consent
                              --------------------



The Board of Directors
Kellstrom Industries, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 (Registration No. 333-20727) and registration statement on Form S-3 (Registration No. 33-75750) of Kellstrom Industries, Inc. of our report dated February 21, 1997, relating to the combined balance sheet of International Aircraft Support as of December 31, 1996, and the related combined statements of income and retained earnings and cash flows for the year ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-KSB of Kellstrom Industries, Inc.


San Francisco, California
March 28, 1997